EXHIBIT 10.8

SECURITES PURCHASE AGREEMENT

This SECURITES PURCHASE AGREEMENT (“ Agreement ”) is made as of February 19, 2015 (the “ Effective Date ”), by and between New Western Energy Corporation (the “Company”), a Nevada corporation, and Fodere Titanium Limited, a corporation organized under the laws of England, (the “ Investor ”).

RECITALS

WHEREAS , pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, 5,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “NWTR Common Stock ”) and 9,800,000 shares of New Western Mineral Extraction, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“NWME”) common stock, representing 49% of NWME (the “Subsidiary Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The NWTR Common Stock and Subsidiary Common Stock are sometimes referred to collectively herein as the “Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Purchase and Sale of Stock .

1.1	Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 5,000,000 shares of NWTR Common Stock and 9,800,000 shares of Subsidiary Common Stock in exchange for (i) Convertible Preferred Stock of the Investor representing, upon conversion, 10% of the Investor’s issued and outstanding common stock. The Preferred Stock will be entitled to an annual cumulative dividend equal to ten percent (10%) of the net profits of the Investor (the “Investors Preferred Stock”), and (ii) the assignment and transfer of an exclusive license to exploit and commercialize in the United States of America (the “Territory”), a patented extraction route for TiO2 & production of synthetic rutile from titanium oxide-ore or tailings waste (the “License”). The Investor Preferred Stock and the License is hereinafter referred to as the Purchase price (the “Purchase Price”).

Payment of the Purchase Price for the Securities shall be made at the Closing (as defined below) by delivery, subject to the satisfaction of the conditions set forth in this Agreement.  Payment of the Purchase Price for the Securities shall be made by delivery of the Subsidiary Preferred Stock and License against delivery to the Investor of certificates representing the Securities.

1.2	Closing. The closing of the sale and purchase of the Securities (the “Closing ”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 and 5 on February 19, 2015 (the “Closing”).

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

2.1	Organization, Valid Existence and Qualification.. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2	Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Securities, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3	Valid Issuance of Securities. The Securities that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.4	Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Securities pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree, or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

3.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1	Authorization. The Investor has all requisite power and authority to enter into this Agreement , and this Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2	Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Securities acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Securities.

3.3	No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

3.4	Access to Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modifies the representations and warranties made by the Company in Section 2.

3.5	Investment Experience. The Investor understands that the purchase of the Securities involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Securities, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.5.

3.6	Accredited Investor. The Investor understands the term “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an “accredited investor” for the purposes of acquiring the Securities to be purchased by the Investor under this Agreement.

3.7	Restricted Securities.

(a)	The Investor understands that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)	The Investor understands that the certificates and Warrant, respectively, evidencing the Securities may bear the following legend (or a substantially similar legend):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

3.8	No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Securities, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4.	Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Company or its counsel.

4.1	Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect, shall be true and accurate in every respect as of the Closing.

4.2	Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3	Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.4	Appointment of New Directors. The Board of Directors of NWME (the “Board”) consists of three Board members. Upon Closing Mr. John Omitogun and Mr. Nicholas Cella shall be appointed as additional members to the Board.

5.	Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Investor or its counsel:

5.1	Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2	Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3	Payment of the Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.1 of this Agreement.

5.4	Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings, if required, by applicable state “blue sky” securities laws, rules and regulations.

6.	Miscellaneous.

6.1	Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

6.2	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of California (without reference to the conflicts of law provisions thereof).

6.3	Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.4	Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.5	Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:
(a)	if to the Investor:

Jon Omitogun, company director

Fodere Titanium Limited.
30 Eastman Road

London, England W3 7YG
Facsimile:  +44 (0) 844 500 4057

Email: johnomitogun@foderegroup.com

and

(b)	if to the Company:

Javan Khazali, CEO & President

New Western Energy Corporation
1140 Spectrum

Irvine, CA 92618
Facsimile:  (949) 861-3123

Email: javan@newwesternenergy.com

6.6	No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

6.7	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver affected in accordance with this Section 6.7 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.8	Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.9	Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.10	Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.11	Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

6.12	Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13	Counsel. The parties hereto each state that they have read this Agreement carefully, that they have consulted with legal counsel regarding the terms and provisions of this Agreement (or have had the opportunity to consult with legal counsel and chosen not to do so), and that they have relied solely upon their judgment without the influence of anyone in entering into this Agreement.

6.14	Arbitration of Disputes.

(a)	Consent to California Jurisdiction. Each member consents to be exclusively subject to arbitration in Los Angeles County, California.

(b)	Disputes Subject to Arbitration. Any claims or disputes arising out of or relating to this Agreement will be settled by arbitration pursuant to the provisions of the California Code of Civil Procedure commencing at Section 1280 et seq. The arbitrator's decision shall be final and binding without right to a trial de novo. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Hearings will be held in Los Angeles County, California, or such other venue as the parties may determine by mutual agreement.

(c)	Demand and Limitations on Claims. Any demand for arbitration must be made in writing to the other party or parties. In no event will any demand for arbitration be made after the date that the institution of legal proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

(d)	Provisional Remedies. The parties will have the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver, if the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief, or if there is no other adequate remedy. Any such application will not act as a waiver of a party’s arbitration rights hereunder.

(e)	Powers, Duties and Limitations of the Arbitrator. The arbitrator will prepare and provide to the parties a written decision on all matters that are the subject of the arbitration, including factual findings and the reasons that form the basis of the arbitrator’s decision. The arbitrator will not have the power to commit errors of law or legal reasoning and the award may be vacated or corrected pursuant to California Code of Civil Procedure Section 1286.2 or 1286.6 for any such error. The award of the arbitrator will be mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration proceedings will be reported by a certified shorthand court reporter, and written transcripts of the proceedings will be prepared and made available to the parties upon any party’s request.

(f)	Costs and Fees of the Arbitrator. Costs and fees of the arbitrator will be borne by the non-prevailing party unless the arbitrator, for good cause, determines otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES PURCHASE AGREEMENT as of the date first written above.

COMPANY :

NEW WESTERN ENERGY CORPORATION

By:	/s/ Javan Khazali
Name:	Javan Khazali
Title:	President and CEO

INVESTOR :

FODERE TITANIUM LIMITED.

By:	/s/ John Omitogun
Name:	John Omitogun
Title:	Director